EXHIBIT 99.1 –– SECTION 906 CERTIFICATIONS

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Provena Foods Inc. (the “Company”), that, to his knowledge, the Annual Report of the Company on Form 10-K for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:  February 22, 2003

/s/ THEODORE L. ARENA

Theodore L. Arena, Chief Executive Officer

/s/ THOMAS J. MULRONEY

Thomas J. Mulroney, Chief Financial Officer

EXHIBIT 99.1